UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2017

NEUROCRINE BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22705	33-0525145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12780 El Camino Real, San Diego, California		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 617-7600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Neurocrine Biosciences, Inc. (NASDAQ: NBIX) announced today that the U.S. Food and Drug Administration (FDA) has approved an 80 mg INGREZZA® (valbenazine) capsule strength to be used for the treatment of adults with tardive dyskinesia (TD). INGREZZA, a novel, selective vesicular monoamine transporter 2 (VMAT2) inhibitor, which was approved by the FDA April 11, 2017, is the first FDA-approved product indicated for the treatment of adults with TD. The Company has established the wholesale acquisition cost (“WAC”) for a 30-count bottle of INGREZZA 80 mg capsules at $6,225.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2017	NEUROCRINE BIOSCIENCES, INC.

/s/ Darin M. Lippoldt
Darin M. Lippoldt
Chief Legal Officer